Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in this Registration Statement on Form S-4 and in the related prospectus, of our report dated March 29, 2007 on the consolidated financial statements of Globalstar, Inc., as of and for the years ended December 31, 2006 and 2005, which report is included in Form 10-K for Globalstar, Inc. for the year ended December 31, 2006, and to the reference to our Firm under the caption “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLP
Crowe Chizek and Company LLP

Oak Brook, Illinois

January 28, 2008